Exhibit (a)

AMENDED AND RESTATED DEPOSIT AGREEMENT

by and among

KOREA ELECTRIC POWER CORPORATION

AND

CITIBANK, N.A.,

as Depositary,

AND

THE OWNERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY SHARES

ISSUED HEREUNDER

Dated as of [date], 2014

TABLE OF CONTENTS

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AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of ___________, 2014, by and among (i) KOREA ELECTRIC POWER CORPORATION, a statutory juridical corporation organized under the Korea Electric Power Corporation Act of 1980, as amended, in the Republic of Korea, and its successors (the “Company”), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor depositary hereunder (the “Depositary”), and (iii) all Owners and Beneficial Owners of American Depositary Shares issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H  T H A T:

WHEREAS, the Company and JPMorgan Chase Bank, N.A. (the “Original Depositary”) previously entered into an Amended and Restated Deposit Agreement, dated as of May 21, 2004, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement dated November 19, 2009 (together, the “Original Deposit Agreement”); and

WHEREAS, the Company desires to amend and restate the Original Deposit Agreement to transfer to the Depositary the ADR facility currently existing under the Original Deposit Agreement; and

WHEREAS, the Company desires to  amend and restate the Original Deposit Agreement to provide inter alia for the deposit of Shares (as hereinafter defined) and the issuance of American Depositary Shares representing the Shares so deposited and for the execution and delivery of ADRs (as hereinafter defined) evidencing such American Depositary Shares; and

WHEREAS, the Depositary is willing to act as the Depositary for such ADR facility upon the terms set forth in the Deposit Agreement (as hereinafter defined); and

WHEREAS, any ADRs issued pursuant to the terms of the Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in the Deposit Agreement; and

WHEREAS, the Shares are listed on the Korea Stock Exchange and the American Depositary Shares to be issued pursuant to the terms of the Deposit Agreement are listed for trading on The New York Stock Exchange, Inc.;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section 1.01                      “Affiliated Owner.”  The term “Affiliated Owner” of an Owner or Beneficial Owner shall mean the spouse and certain relatives of such Owner or Beneficial Owner as specified in the applicable laws of the Republic of Korea, any entity in which such Owner or Beneficial Owner holds an interest of not less than 35%, any entity or individual which holds an interest of not less than 35% in the capital of such Owner or Beneficial Owner, and any other person which is treated as such under the Articles of Incorporation of the Company and the applicable laws of the Republic of Korea.

Section 1.02                      “American Depositary Receipt(s)”, “ADR(s)” and “Receipt(s)”.  The terms  “American Depositary Receipt(s)”, “ADR(s)” and “Receipt(s)” shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement as such ADRs may be amended from time to time in accordance with the provisions of the Deposit Agreement.  An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a “Balance Certificate.”  Notwithstanding anything else contained herein or therein, the American depositary receipts issued and outstanding under the terms of the Original Deposit Agreement shall, from and after the date hereof, be treated as ADRs issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

Section 1.03                      “American Depositary Share(s)” and “ADS(s)”. The term “American Depositary Share(s)” and “ADS(s)” shall mean the rights and interests in the Deposited Property (as hereinafter defined) granted to the Owners and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and the ADR(s) issued to evidence such ADSs.  Each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the number of Shares specified in the form of ADR attached hereto as Exhibit A (as amended from time to time) that are on deposit with the Depositary and/or the Custodian, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR, until there shall occur a distribution upon Deposited Securities referred to in Section 4.03 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR.   American depositary shares outstanding under the Original Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of the Deposit Agreement in all respects, except that any amendment of the Original Deposit Agreement effected under the terms of the Deposit Agreement which prejudices any substantial existing right of “Owners” or “Beneficial Owners” (each as defined in the Original Deposit Agreement) shall not become effective as to “Owners” and “Beneficial Owners” of American depositary shares until the expiration of thirty (30) days after notice of the amendments effected by the Deposit Agreement shall have been given to the “Owners” of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof.

Section 1.04                      “Beneficial Owner.”  The term “Beneficial Owner” shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS.  Notwithstanding anything else contained in the Deposit Agreement, any ADR(s) or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holders only of the Deposited Property represented by the ADSs for the benefit of the Owners and Beneficial Owners of the corresponding ADSs.  The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Owners and Beneficial Owners of ADSs.  The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property.  The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Owners of such ADSs, by the Owners of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Owners and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Deposit Agreement and, if applicable, the terms of the ADR(s) evidencing the ADSs.  A Beneficial Owner of ADSs may or may not be the Owner of such ADSs.  A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Owner of the ADSs owned by such Beneficial Owner.  Unless otherwise identified to the Depositary, an Owner shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name.  Persons who own beneficial interests in the American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of ADS(s) under the terms hereof.

Section 1.05                      “Business Day.”  The term “Business Day” shall mean any day on which both banks in Korea and banks in New York, New York are not required or authorized by law to close.

Section 1.06                      “Certificated ADS(s).” The term “Certificated ADS(s)” shall have the meaning set forth in Section 2.12.

Section 1.07                      “Commission.”  The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.08                      “Company.”  The term “Company” shall have the meaning given to such term in the preambles to the Deposit Agreement.

Section 1.09                      “CSD.”  The term “CSD” shall mean any institution authorized under the applicable law to effect book-entry transfers of securities, which may include Korea Securities Depository.

Section 1.10                      “Custodian.”  The term “Custodian” shall mean the principal Seoul, Korea office of Korea Securities Depository, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

Section 1.11                      “Deliver; Deposit; Surrender; Transfer; Withdraw.”  The terms “deliver”, “deposit”, “surrender”, “transfer” or “withdraw”, or their respective noun form, (including to or by the Custodian) when used with respect to Shares, shall refer, where the context requires, to (i) an entry or entries or an electronic transfer or transfers in or to an account or accounts maintained by a CSD or (ii) the physical transfer of certificates representing Shares.

Section 1.12                      “Deposit Agreement.”  The term “Deposit Agreement” shall mean this Agreement, including the Exhibits hereto, as the same may be amended from time to time in accordance with the provisions hereof.

Section 1.13                      “Depositary; Principal Office.”  The term “Depositary” shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of the Deposit Agreement, and any successor depositary hereunder. The term “Principal Office”, shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

Section 1.14                      “Deposited Property.” The terms “Deposited Property” shall mean the Deposited Securities and any cash and other property held on deposit by the Depositary and the Custodian in respect of the ADSs under the terms of the Deposit Agreement, subject, in the case of cash, to the provisions of Section 4.05.  All Deposited Property shall be held by Custodian, the Depositary and their respective nominees for the benefit of the Owners and Beneficial Owners of the ADSs representing the Deposited Property.  The Deposited Property is not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees.  Beneficial ownership in the Deposited Property is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property.  Notwithstanding the foregoing, the collateral delivered in connection with Pre-Release described in Section 2.09 shall not constitute Deposited Property. Notwithstanding anything else contained herein, the securities, cash and other property delivered to the Custodian and the Depositary in respect of American depositary shares outstanding as of the date hereof under the Original Deposit Agreement and defined as “Deposited Securities” thereunder shall, for all purposes from and after the date hereof, be considered to be, and treated as, Deposited Property hereunder in all respects.

Section 1.15                      “Deposited Securities.”  The term “Deposited Securities” shall mean the Shares and any other securities held on deposit by the Custodian from time to time in respect of the ADSs under the Deposit Agreement and constituting Deposited Property.

Section 1.16                       “Dollars; Won.”  The term “Dollars” shall mean the lawful currency of the United States of America.  The term “Won” shall mean the lawful currency of the Republic of Korea.

Section 1.17                      “DTC.” The term “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

Section 1.18                      “DTC Participant.” The terms “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.  A DTC Participant may or may not be a Beneficial Owner.  If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting.

Section 1.19                      “Foreign Currency.”  The term “Foreign Currency” shall mean currency other than Dollars.

Section 1.20                      “Foreign Registrar.”  The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

Section 1.21                      “Original Deposit Agreement.” The term “Original Deposit Agreement” shall have the meaning given to such term in the preambles to the Deposit Agreement.

Section 1.22                      “Original Depositary.” The terms “Original Depositary” shall have the meaning given to such term in the preambles to the Deposit Agreement.

Section 1.23                      “Owner.”  The term “Owner” shall mean the person in whose name an ADS is registered on the books of the Depositary maintained for such purpose.  The “Owners” (as defined in the Original Deposit Agreement) of ADSs issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Owners under the terms hereof.

Section 1.24                      “Pre-Release.”  The term “Pre-Release” shall have the meaning set forth in Section 2.09.

Section 1.25                       “Registrar.”  The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register ADSs and transfers of ADSs as herein provided.

Section 1.26                      “Regulation S.”  The term “Regulation S” shall mean Rules 901 through 904, inclusive, under the Securities Act of 1933, as such Rules may from time to time be amended.

Section 1.27                      “Securities Act of 1933.” The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.28                      “Shares.”  The term “Shares” shall mean shares of common stock of par value 5,000 Won each, of the Company in registered form, heretofore validly issued and outstanding and fully paid and nonassessable or hereafter validly issued, subscribed and outstanding and fully paid and nonassessable; provided, however, that if there shall occur any change in par value, split-up, consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter mean the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

Section 1.29                      “Uncertificated ADS(s).”  The term “Uncertificated ADS(s) shall have the meaning set forth in Section 2.12.

ARTICLE II

FORM OF ADRS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF ADSs.

Section 2.01                      Form and Transferability of ADRs.

(a)       Appointment of Depositary.  The Company hereby appoints the Depositary as depositary for the Deposited Property and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the applicable ADRs.  Each Owner and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement or by continuing to hold, from and after the date hereof, any American depositary shares issued and outstanding under the Original Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

(b)       Form.  Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary.  ADRs may be issued under the Deposit Agreement in denominations of any whole number of ADSs.  The ADRs shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law.  ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs.  No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered (other than an American depositary receipt issued and outstanding as of the date hereof under the terms of the Original Deposit Agreement which from and after the date hereof becomes subject to the terms of the Deposit Agreement in all respects).  ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.  The ADRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs outstanding hereunder.

(c)       Legends.  The ADRs may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement or with any provisions of the Company’s Articles of Incorporation or Korean law as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which ADSs may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular ADRs are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

(d)       Title.  Title to an ADR (and to the ADS evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable upon the same terms as a certificated security under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

(e)       Book Entry Systems.  The Depositary shall make arrangements for the acceptance of the ADSs into DTC.  All ADSs held through DTC will be registered in the name of the nominee for DTC (currently “Cede & Co.”).  As such, the nominee for DTC will be the only “Owner” of all ADSs held through DTC.  Unless issued by the Depositary as uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more ADR(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.  Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC.  Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs.  The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants.  So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by, (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

Section 2.02                      Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement and the last sentence of this paragraph, Shares, or evidence of rights to receive Shares to the extent permitted by Section 2.09, may be deposited by delivery thereof to any Custodian hereunder.  Every deposit of Shares shall be accompanied by the following:  (A) (i) in the case of Shares represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Shares represented by certificates in bearer form. the requisite coupons and talons pertaining thereto, and (iii) in the case of Shares delivered by book-entry transfer and recordation, confirmation of such book-entry transfer and recordation in the books of the Foreign Registrar or of the CSD, as applicable, to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred and recorded, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary, the Custodian or the Company in accordance with the provisions of the Deposit Agreement and applicable law, and, (C) if the Depositary requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person or persons stated in such order, the number of ADSs representing the Shares so deposited.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body or bodies in the Republic of Korea, including those which are then regulating currency exchange.  If required by the Depositary, Shares presented for deposit at any time, whether or not the shareholders’ register of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Depositary to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Depositary or, subject to applicable law, its nominee or the Custodian or its nominees.  Notwithstanding the foregoing, no outstanding Shares shall be accepted for deposit hereunder unless (i) the Financial Services Commission of Korea shall have approved, and the Company shall have consented to, such deposit or (ii) the Company shall have notified the Depositary that the approval and consent required under (i) are no longer required under Korean laws and regulations.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates, if any, or other documents of title, for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates, if any, or other documents of title, to the Custodian for deposit hereunder.

The Depositary and the Custodian shall each refuse to accept Shares for deposit whenever it has been notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred to in Section 3.05, that such deposit would result in a violation of the Articles of Incorporation of the Company or applicable laws, or that such deposit would cause the total number of Shares deposited to exceed a level from time to time determined by the Company.  The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates, if any, other documents of title, for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such evidence of ownership to the Company or the Foreign Registrar or the relevant CSD, if applicable, for transfer and recordation of the Shares being deposited on the shareholders’ register or the books of the CSD, if applicable, in the name of the Depositary or, subject to applicable law, its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

Deposited Securities shall, subject to applicable law, be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

Section 2.03                      Issuance and Delivery of ADSs.  Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, the Depositary may in its sole discretion require a proper acknowledgment or other evidence (i) if the shareholders’ register of the Company or the Foreign Registrar, if applicable, are open, from the Company or the Foreign Registrar, as the case may be, that any Deposited Securities have been recorded upon the shareholders’ register of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or, subject to applicable law, its nominee or (ii) where such deposit is made by the entry in the books of a CSD, from such CSD that any Deposited Securities have been recorded upon the books of such CSD in the name of the Depositary or, subject to applicable law, its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order the corresponding ADSs are deliverable in respect thereof and, if applicable, the ADR to be issued to evidence such ADSs.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or, to the extent permitted by applicable law, upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, issue and deliver at its Principal Office, to or upon the order of the person or persons entitled thereto, the corresponding ADSs, registered in the name or names requested by such person or persons, and, if applicable, the ADR to be issued to evidence such ADSs, but only upon payment to the Depositary of the fees of the Depositary for the issuance and delivery of such ADSs as provided in Section 5.09, and of all taxes and governmental charges and fees, if any, payable in connection with such deposit and the transfer of the Deposited Securities.  The Depositary shall not issue ADSs except in accordance with this Section 2.03 and Sections 2.04, 2.07, 2.09, 2.11, 4.03, 4.04 and 4.08.

Section 2.04                      Transfer of ADSs; Combination and Split-up of Receipts.  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of ADSs on its transfer books from time to time, upon any surrender of an ADS, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America; provided, however, that the Depositary shall refuse to register any transfer of ADSs if given notice by the Company that such registration would result in a violation of the ownership restrictions referred to in Section 3.05. Thereupon the Depositary shall issue new ADSs and, if applicable, execute the ADR evidencing such ADSs, and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver new ADSs and, if applicable, the ADR evidencing such ADSs, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

The Depositary may appoint, upon at least 20 days’ written notice to the Company, one or more co-transfer agents, reasonably acceptable to the Company, for the purpose of effecting transfers, combinations and split-ups of ADSs at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to ADSs and will be entitled to protection and indemnity to the same extent as the Depositary.

Section 2.05                      Surrender of ADSs and Withdrawal of Deposited Property.  The Owner of ADSs shall be entitled to Delivery (at the Custodian’s designated office), to him or upon his order, of the Deposited Property at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Owner (or a duly-authorized attorney of the Owner) has duly delivered ADSs to the Depositary at its Principal Office (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Property held in respect thereof, (ii) if applicable and so required by the Depositary, the ADRs delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Owner of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Property being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 and Exhibit B) have been paid, subject, however, in each case, to the terms and conditions of the ADRs evidencing the surrendered ADSs, of the Deposit Agreement, including Section 3.05, of the Company’s Articles of Incorporation and of any applicable laws.

Thereupon the Depositary shall, as promptly as practicable, direct the Custodian to deliver at the Seoul, Korea office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, the Company’s Articles of Incorporation and applicable laws, to any agent in the Republic of Korea of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Property held in respect of the ADSs, except that the Depositary, to the extent permitted by applicable law, may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Property held in respect of the ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Property held in respect of the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Owner so surrendering an ADS, and for the account of such Owner, the Depositary, to the extent permitted by applicable law, shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share.  In the case of Delivery to it of ADSs representing a number of ADSs not representing a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of ADSs.

Section 2.06                      Limitations on Execution and Delivery, Transfer and Surrender of ADSs.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADS, the delivery of any distribution thereon, or withdrawal of any Deposited Property, the Company, the Depositary, the Custodian or the Registrar may require payment from the depositor of Shares or the presenter of ADSs or of the ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, charge or fee with respect to Shares being deposited or withdrawn) and payment of any fees of the Depositary as provided in Section 5.09, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding any other provision of this Deposit Agreement or the ADRs, Owners are entitled to surrender outstanding ADSs to withdraw the Deposited Property associated herewith at any time subject only for reasons specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary shall comply with written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

Section 2.07                      Lost Receipts, etc.  In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

Section 2.08                      Cancellation and Destruction of Surrendered Receipts.  All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled, subject to Section 2.10.

Section 2.09                      Pre-Release of ADSs.  Subject to the further terms and provisions of this Section 2.09, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.03 and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.05, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release”).  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADSs are to be delivered that such person, or its customer, (i) owns the Shares or ADSs to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or ADSs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) agrees in effect to hold such Shares or ADSs, as the case may be, for the account of the Depositary until delivery of the same upon the Depositary’s request, (b) at all times fully collateralized (such collateral marked to market daily) with cash or U.S. government securities, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of ADSs which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding as a result of Pre-Release); provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set limits with respect to the number of Pre-Released ADSs involved in transactions to be done hereunder with any one person on a case by case basis as it deems appropriate. The collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Owners as security for the performance of the obligations to deliver Shares or ADSs, as the case may be, set forth in clause (a) above (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

Section 2.10                      Maintenance of Records.  The Depositary agrees to maintain or cause its agents to maintain records of all ADSs surrendered and Deposited Securities withdrawn under Section 2.05, of substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary. Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request.  Any ADSs held in book-entry form (namely, through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

Section 2.11                      Partial Dividend Shares.  In the event that any Shares deposited hereunder entitle holders of record thereof (“recordholders”) as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Shares outstanding on the immediately preceding dividend record date, the following provisions shall apply:

(a)       The term “Full Dividend Shares” shall mean those Shares which will entitle recordholders as of the next dividend record date to receive a per-Share dividend in an amount equal to that payable to recordholders of Shares outstanding on the immediately preceding dividend record date. The term “Partial Dividend Shares” shall mean those Shares which entitle recordholders as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Full Dividend Shares.

(b)       Partial Dividend Shares deposited hereunder shall be held by the Depositary or Custodian in one or more segregated accounts different from the account in which Full Dividend Shares deposited hereunder are held.

(c)       Partial Dividend Shares shall be represented by one or more classes of ADSs (“Partial Dividend ADSs”) different from those representing Full Dividend Shares (“Full Dividend ADSs”), and such Partial Dividend ADSs shall be evidenced by one or more classes of ADRs (“Partial Dividend ADRs”) different from those evidencing Full Dividend ADSs (“Full Dividend ADRs”) and shall bear a legend with respect to their status as Partial Dividend ADSs.

(d)       Whenever Partial Dividend Shares become Full Dividend Shares (which is expected to be January 1 of the year next following the year in which such Partial Dividend Shares were issued), the Depositary shall cause the Custodian to transfer such Partial Dividend Shares into the account in which other Full Dividend Shares are held, the Partial Dividend ADSs representing such Partial Dividend Shares shall automatically convert into Full Dividend ADSs and the Depositary shall take such action as may be necessary to effect such conversion.

(e)       Owners and Beneficial Owners of Full Dividend ADSs shall be entitled to receive only dividends and other distributions made in respect of Full Dividend Shares. Owners and Beneficial Owners of Partial Dividend ADSs shall be entitled to receive only dividends and other distributions made in respect of the corresponding Partial Dividend Shares.

(f)       All other provisions of this Deposit Agreement shall apply to Partial Dividend Shares and Partial Dividend ADSs, subject to this Section 2.11.

Section 2.12                      Certificated/Uncertificated ADSs.  Notwithstanding any other provision of the Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the “Uncertificated ADS(s)” and the ADS(s) evidenced by ADR(s), the “Certificated ADS(s)”).  When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities.  Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose.  Owners of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs.  Owners of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s).  Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Owner(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Owners of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Owners, provided that (a) such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Owners upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Deposit Agreement, the Depositary shall not require Owners of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Property represented by such Owners’ Uncertificated ADSs under the terms of Section 6.02.  When issuing ADSs under the terms of the Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.03, 4.02, 4.03, 4.04, and 4.08, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Owner to issue Certificated ADSs.  All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.12.  The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.12.  Any references in the Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s).  Except as set forth in this Section 2.12 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.12) and (b) the terms of this Section 2.12, the terms and conditions set forth in this Section 2.12 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.

ARTICLE III

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS

Section 3.01                      Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit or any Owner or Beneficial Owner of ADSs  may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Korean or other taxes or other governmental charges, legal or beneficial ownership of ADSs, Deposited Property, compliance with all applicable laws or regulations or terms of this Deposit Agreement or the ADRs, or such information relating to the registration on the shareholders’ register of the Company, a CSD or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary.  The Depositary may withhold the delivery or registration of transfer of any ADS or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Property until such proof or other information is filed or such certificates are executed or such representations and warranties are made. The Depositary shall, from time to time, advise the Company of the availability of any such proofs, information, certificates or other representations and warranties and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

Section 3.02                      Liability of Owner for Taxes.  If any tax or other governmental charge shall become payable with respect to any ADR, ADS or any Deposited Property, such tax or other governmental charge shall be payable by the Owner of such ADR, ADS or Deposited Property and by holding or having held such ADR, ADS or Deposited Property, the Owner and all prior Owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary, the Company, the Custodian and their respective agents in respect thereof.  The Depositary may refuse to effect any transfer of such ADR, ADS or any combination or split-up thereof or any withdrawal of Deposited Property represented by ADSs until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or the Beneficial Owner thereof any part or all of the Deposited Property represented by the ADSs, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), and the Owner or the Beneficial Owner of such ADS shall remain liable for any deficiency. Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit (including any refund of taxes or reduced rate of withholding at source) obtained for such Owner and/or Beneficial Owner.

Section 3.03                      Warranties on Deposit of Shares.  Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and, if applicable, the certificates therefor are duly authorized, validly issued, fully paid, nonassessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act of 1933 and that the deposit of such Shares and the sale of ADSs representing such Shares by that person are not otherwise restricted under the Securities Act of 1933, and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Section 3.04                      Disclosure of Interests.  The Company may from time to time request Owners or Beneficial Owners or former Owners or Beneficial Owners to provide information as to the capacity in which they hold or held ADSs and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest and various other matters. Each such Owner or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still an Owner or Beneficial Owner at the time of such request. The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Owners or Beneficial Owners and to the last known address, if any, of such former Owners or Beneficial Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company’s request and expense, to assist the Company in obtaining such information with respect to the ADSs, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners or Beneficial Owners or former Owners or Beneficial Owners.

Section 3.05                      Ownership Restrictions.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the Company’s Articles of Incorporation and applicable law. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may cause the total number of Shares represented by the ADSs beneficially owned by a single Owner or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Owner or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Owner or Beneficial Owner), to exceed the limits under the Company’s Articles of Incorporation and applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Owner or Beneficial Owner in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of an Owner or Beneficial Owner of the Shares represented by the ADSs held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

Notwithstanding anything in this Deposit Agreement to the contrary, under no circumstances shall the restrictions on ownership set forth in this Section 3.05 authorize or require the Depositary or the Company to seek to void, nullify or rescind any sale or transfer or settlement of ADSs effected over the New York Stock Exchange.

ARTICLE IV

THE DEPOSITED SECURITIES

Section 4.01                      Cash Distributions.  Whenever the Company intends to make a distribution of a cash dividend or other cash distribution in respect of any Deposited Securities, the Company shall give timely notice thereof to the Depositary prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice, the Depositary shall establish an ADS record date upon the terms described in Section 4.06.  Upon receipt of confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or upon receipt of proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms hereof, the Depositary shall (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (pursuant to Section 4.05), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.05), (ii) if applicable and unless previously established, establish the ADS record date upon the terms described in Section 4.06, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes or other governmental charges required by applicable law to be withheld) to the Owners entitled thereto as of the ADS record date in proportion to the number of ADSs held as of the ADS record date.  The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Owner a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Owners of ADSs outstanding at the time of the next distribution.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Owners on the ADSs shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

Section 4.02                      Distributions Other Than Cash, Shares or Rights.  Whenever the Depositary shall receive timely notice from the Company of its intent to distribute to the holders of Deposited Securities property other than a distribution described in Sections 4.01, 4.03 or 4.04 and indicating that the Company wishes such distribution to be made to Owners of ADSs, the Depositary shall, subject to the provisions of Section 4.11 and Section 5.09 as promptly as practicable after receipt thereof, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of fees and expenses of the Depositary (unless otherwise agreed between the Company and the Depositary) or any taxes or other governmental charges, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary or the Company reasonably deems such distribution not to be practicable, the Depositary may, after consultation with the Company, adopt such method as it may reasonably deem practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) unless otherwise agreed between the Company and the Depositary and any expenses in connection with the sale) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash; provided, however, that no distribution to Owners pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agents.

Section 4.03                      Distributions in Shares.  Whenever the Depositary shall receive timely notice from the Company of its intent to make a distribution upon any Deposited Securities that consists of a dividend in, or free distribution of, Shares and specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution, the Depositary shall establish the ADS record date upon the terms described in Section 4.06.  Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.09, distribute to the Owners as of the ADS record date in proportion to the number of ADSs held as of the ADS record date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADS are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes or other governmental charges required by applicable law to be withheld).  In lieu of delivering fractional ADS in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01; provided, however, that no distribution to Owners pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional ADSs are not so distributed, each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Section 4.04                      Rights.  Whenever the Depositary shall receive timely notice from the Company of its intent to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares and specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and indicating that the Company wishes that such rights be made available to Owners of ADSs, the Depositary shall establish an ADS record date upon the terms described in Section 4.06.  After consultation with the Company, the Depositary shall have discretion as to the procedure to be followed in making rights available to any Owners or in disposing of such rights on behalf of any Owners and making, as promptly as practicable, the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, it would be unlawful or impracticable for the Depositary to either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines, after consultation with the Company, in its reasonable discretion that it is lawful and practicable to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and practicable, in proportion to the number of ADSs held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Owner hereunder, the Depositary will promptly make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner to the Depositary to exercise such rights, pursuant to such warrants or other instruments, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, issue and deliver ADSs to such Owner.

No Single Owner Or Beneficial Owner shall be entitled to any rights to subscribe for additional Shares if and to the extent the total number of Shares represented by ADSs beneficially owned by such Owner or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Owner or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Owner or Beneficial Owner), exceeds the limits under the Company’s Articles of Incorporation and applicable law.

If the Depositary determines in its reasonable discretion that it is not lawful or practicable to make such rights available to all or certain Owners, the Depositary may, and at the request of the Company shall, use its best efforts that are reasonable under the circumstances to (in either case, only to the extent lawfully permitted to do so), sell the rights, warrants or other instruments in proportion to the number of ADSs held by the Owners to whom it has determined it may not lawfully or practicably make such rights available. The Depositary shall allocate any net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09, any other expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADS or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 hereof. If such sale can be effected only with the approval or license of the Korean government or any agency thereof, the Depositary shall file as promptly as practicable an application for such approval or license; provided, however, that the Depositary shall be entitled to rely upon Korean counsel in such matters, which counsel shall be instructed to act as promptly as possible.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act; provided, that, nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of ADSs requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company, upon which the Depositary may rely that such distribution to such Owner is exempt from such registration. The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Owners in general or any Owner in particular.

Section 4.05                      Conversion of Foreign Currency. Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of Deposited Property, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars. If, at the time of conversion of such Foreign Currency into Dollars, such Dollars can, pursuant to applicable law, be transferred outside of Korea for distribution to Owners entitled thereto, such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation. Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any ADR or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable an application for such approval or license; provided, however, that the Depositary shall be entitled to rely upon Korean counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time the Depositary shall determine that in its reasonable judgment any Foreign Currency received by the Depositary or the Custodian is not, pursuant to applicable law convertible in whole or in part on a practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary cannot be obtained in a reasonable amount of time, or if any such approval or license is not obtained within a reasonable period as reasonably determined by the Depositary, the Depositary shall, (a) as to that portion of the Foreign Currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to Owners in accordance with the first paragraph of this Section 4.05 and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or Custodian to such Owner and (ii) the Depositary shall hold or shall cause the Custodian to hold any amounts of nonconvertible Foreign Currency not distributed pursuant to the immediate preceding subclause (i) uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

Section 4.06                      Fixing of Record Date.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall, to the extent practicable, either (x) be the same date as the record date fixed by the Company, or (y) if different from the record date fixed by the Company, be as near as is practicable to such record date and be fixed after consultation with the Company (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at, and to attend (without voting or speaking), any such meeting, or to give or withhold such consent or to receive such notice or solicitation or to otherwise take action, or (b) on or after the date on which each ADS will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of ADSs held by them respectively and to give voting instructions and to attend such meeting (without voting or speaking), to receive such notice or solicitation and to act in respect of any other such matter.

Section 4.07                      Voting of Deposited Securities and Attendance at Meetings.  As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS record date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.06.  The Depositary shall, if requested by the Company in writing in a timely manner, provided no U.S. legal prohibitions exist, distribute to Owners as of the ADS record date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Owners at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Articles of Incorporation of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in such notice to the extent that such provisions are material to the holders of Deposited Securities), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Owner’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

An Owner acting on its own behalf or on behalf of a Beneficial Owner shall not be entitled to give any instructions with respect to voting rights associated with ADSs held by such Owner or Beneficial Owner if and to the extent the total number of Shares represented by ADSs beneficially owned by such Owner or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Owner or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Owner or Beneficial Owner), exceeds the limit under the Company’s Articles of Incorporation or applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

Subject to the rules of any securities exchange on which ADSs or the Deposited Securities represented thereby are listed, the Depositary shall, if requested by the Company, deliver to the Company at least three Business Days prior to the date of such meeting, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs at such meeting.  Voting rights, if any, may be exercised as set forth in Section 4.07 only in respect of two ADSs or multiples thereof.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities.  Upon the timely receipt from an Owner of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary (including, without limitation, a representation that such Owner or Beneficial Owner that the total number of Shares represented by ADSs beneficially owned by such Owner or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Owner or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Owner or Beneficial Owner), does not exceed the limit under the Company’s Articles of Incorporation or applicable law), the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, Articles of Incorporation of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Owner’s ADSs in accordance with such voting instructions.

Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Owners or as otherwise contemplated herein.  If the Depositary timely receives valid voting instructions from an Owner which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s ADSs, the Depositary will deem such Owner (unless otherwise specified in the notice distributed to Owners) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.  Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Owner shall not be voted.

Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.  The Company agrees to take any and all actions reasonably necessary to enable Owners and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions to the Depositary in a timely manner.

Section 4.08                      Changes Affecting Deposited Securities.  In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Property under this Deposit Agreement, and ADSs shall, subject to the terms of this Deposit Agreement and applicable laws and regulations (including any registration requirement under the Securities Act of 1933), thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities. As soon as practicable upon the occurrence of any such change, conversion or exchange covered by this Section 4.08 in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners of ADSs.

Section 4.09                      Documents Available at the Depositary’s Office and Reports to the Commission and Stock Exchanges.  The Depositary shall make available for inspection by Owners at its Principal Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or their respective nominee, as the holder of the Deposited Property and (b) generally transmitted to the holders of such Deposited Property by the Company. The Depositary shall also make available for inspection by Owners at its Principal Office copies of reports, notices and communications furnished by the Company pursuant to Section 5.06.

The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Deposit Agreement. The Depositary will, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), make such copy and such notices, reports and other communications available for inspection by Owners at the Depositary’s office, at the office of the Custodian and at any other designated transfer offices.

Section 4.10                      Lists of Owners.  Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs by all Owners.

Section 4.11                      Withholding.  In connection with any distribution to Owners, the Company or its agent will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Company or such agent and owing to such governmental authority or agency by the Company or such agent; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Depositary or the Custodian and owing to such authority or agency by the Depositary or the Custodian. The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies. In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to withhold any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of ADSs held by them respectively, all in accordance with applicable provisions of this Deposit Agreement.

Notwithstanding any other provision of this Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.  In making such deductions, the Company shall have no obligation to any Owner or Beneficial Owner to apply a rate under any treaty or other arrangement between Korea and the country within which the Owner or Beneficial Owner is resident unless such Owner or Beneficial Owner has timely provided to the Company evidence of the residency of such Owner or Beneficial Owner that is satisfactory to the relevant tax authorities of Korea.

When requested by the Company prior to the distribution of dividends by the Company, the Depositary shall send to all Owners entitled to receive such dividend or proceeds of such sale of Shares, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Owner’s country of tax residence. The Depositary shall forward to the Company any such evidence received by it in order to establish such Owner’s country of tax residence. The Depositary shall have no obligations or liability to any person if any Owner fails to provide such evidence or if such evidence does not reach relevant tax authorities in time for any Owner to obtain the benefit of any tax treaty.

ARTICLE V

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

Section 5.01                      Maintenance of Office and Transfer Books by the Depositary.  Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, combinations and split-ups and surrender of ADSs and, if applicable, ADRs evidencing ADSs so issued, in each case in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration and transfers of ADSs which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners for an object other than the business of the Company, including without limitation a matter related to this Deposit Agreement or the ADSs.

The Depositary may close the transfer books after consultation with the Company to the extent practicable, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.06 which limit the suspension of withdrawals of Shares.

If any ADSs are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the written approval of the Company, appoint a Registrar or one or more co-registrars for registry of such ADSs in accordance with any requirements of such exchange or exchanges. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the ADRs, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may request.

Section 5.02                      Prevention or Delay in Performance by the Depositary or the Company.  Neither the Depositary nor the Company shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Section 5.03                      Obligations of the Depositary, the Custodian and the Company.  The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of any ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, Beneficial Owner or any other person believed by it in good faith to be competent to give such advice or information.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability for any consequential or punitive damages (including lost profits) for any breach of the terms of the Deposit Agreement.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

The Depositary, subject to Sections 2.05, 2.09 and 3.05 hereof and to applicable laws, may own and deal in any class of securities of the Company and its affiliates and in ADSs.

Section 5.04                      Resignation and Removal of the Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.08 and 5.09); but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights, and powers of such predecessor hereunder (other than as contemplated in Sections 5.08 and 5.09), shall duly assign, transfer and deliver all of the Depositary’s right, title and interest in the Deposited Property to such successor, and shall deliver to such successor a list of the Owners of all outstanding ADSs. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.05                      The Custodian.  The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement. Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company (such approval not to be unreasonably withheld), each of which shall thereafter be a Custodian hereunder. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged with the approval of the Company (such approval not to be unreasonably withheld). Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may, after consultation with the Company, appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  To the extent practicable, the Depositary shall notify the Company of the appointment of a substitute or additional Custodian at least 30 days prior to the date on which such appointment is to become effective.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. As promptly as practicable after any such change, the Depositary shall give notice thereof in writing to all Owners.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

Section 5.06                      Reports, Notices and Other Communications.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions (other than an offering of rights), the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will promptly transmit to the Custodian English language versions of any reports, notices and other communications that are generally transmitted by the Company to holders of its Shares or other Deposited Securities, as well as English language versions of the Company’s annual reports (including a description of operations and annual audited consolidated financial statements prepared in conformity with the International Financial Reporting Standards as adopted by the International Accounting Standards Board (the “IFRS”)) and summary semi-annual unaudited consolidated financial statements prepared in conformity with the IFRS.  The Depositary will, at the Company’s expense (unless otherwise agreed in writing by the Company and the Depositary), arrange for the prompt transmittal by the Custodian to the Depositary of such notices, reports and other communications and arrange for the transmittal, at the Company’s expense (unless otherwise agreed in writing by the Company and the Depositary), of copies thereof (or if requested by the Company, a summary of any such notice provided by the Company) to all Owners or, at the request of the Company, make such notices, reports (other than the annual and semi-annual financial statements described in the preceding sentence) and other communications available to all Owners on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such distributions.

Section 5.07                      Distribution of Additional Shares, Rights, etc.  The Company agrees that in the event of (1) any issuance or distribution of additional Shares, (2) any issuance or distribution of rights to subscribe for Shares, (3) any issuance or distribution of securities convertible into Shares, (4) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of Deposited Securities, merger or consolidation in which Deposited Securities will become or be exchanged for securities of a person other than their issuer or transfer of assets of the issuer of such Deposited Securities in consideration of the issuance of securities of the recipient or any of its affiliates, (5) a distribution of securities other than Shares (each a “Transaction”),  the Company will, if required in the reasonable judgment of the Depositary, promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Transaction requires a registration statement under the Securities Act of 1933 to be in effect (or is exempt from the registration requirements under the Securities Act of 1933) (i) for each of the Transactions referred to in (1), (2), (3) and (5) above, prior to making the securities to be distributed in such Transaction available to Owners entitled thereto, and (ii) for any Transaction described in (4) above, prior to the solicitation of the vote on such Transaction described in (4) above.  If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary written evidence as to whether or not there is a registration statement in effect which will cover such Transaction.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a registration statement is in effect as to such Shares under the Securities Act of 1933 or the Company furnishes to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating that the offer and sale of the ADSs representing such Shares are exempt from registration under that Act. The Company will advise each person who, to the best knowledge of the Company, controls, or is under common control with, the Company that such person is subject to the same restrictions on the deposit of Shares as the Company and persons controlled by the Company.

Section 5.08                      Indemnification.  The Company agrees to indemnify the Depositary and its agents and its directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the ADRs, as the same may be amended, modified or supplemented from time to time, (i) by the Depositary or its directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, and except to the extent that such liability or expense arises out of information relating to the Depositary, furnished in writing to the Company by the Depositary, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information; or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09) to the extent that any such liability or expense arises in connection with (a) any United States federal, state or local income tax laws or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 hereof. However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of ADSs, except to the extent any such liability arises out of (i) information relating to the Depositary, furnished in writing to the Company by the Depositary, expressly for use in any of the foregoing documents, or, (ii) material omissions from such information furnished by the Depositary.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary due to their negligence or bad faith of the Depositary.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

Any person seeking indemnification hereunder (an “Indemnified Person”) shall notify the person from whom it is seeking indemnification (the “Indemnifying Person”) of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No Indemnified Person shall compromise or settle any such action or claim without the consent in writing of the Indemnifying Person.

Section 5.09                      ADS Fees and Charges. The Owners, the Beneficial Owners, and persons depositing Shares for issuance of ADSs or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay the ADS fees and charges identified as payable by them respectively in the ADS fee schedule attached hereto as Exhibit B.  All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Owners and Beneficial Owners, only in the manner contemplated in Section 6.01.  The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered by the Depositary (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  ADS fees and charges in respect of distributions and the ADS service fee are payable to the Depositary by Owners as of the applicable ADS record date established by the Depositary.  In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed.  In the case of (i) distributions other than cash and (ii) the ADS service fee, the Depositary will invoice the applicable Owners as of the ADS record date established by the Depositary.  For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee will be charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time.  Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such fees, charges, expenses and reimbursements to the Company once every three months.  The fees, charges and expenses of the Custodian are for the sole account of the Depositary.

The obligation of Owners and Beneficial Owners to pay ADS fees and charges and the right of the Depositary to receive payment therefor shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04, the right to collect ADS fee, charges and expenses shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.01                      Amendment.  The form of the ADRs and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Owners or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Owners of outstanding ADSs.  Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to materially prejudice any substantial rights of Owners or Beneficial Owners.  Every Owner or Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADS or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Section 6.02                      Termination.  The Depositary shall at any time, at the direction of the Company, terminate this Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by distributing notice of such termination to the Company and the Owners of all ADSs then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of an ADS will, upon (a) surrender of such ADS at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of ADSs referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owner’s order, of the amount of Deposited Securities represented by the ADSs. If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of any ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Property then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash or property then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of ADSs which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash or property (after deducting, in each case, the fee of the Depositary for the surrender of an ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE VII

MISCELLANEOUS

Section 7.01                      Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Owner during business hours.

Section 7.02                      No Third Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.03                      Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the ADRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.04                      Binding Effect on Owners and, Beneficial Owners.  The Owners and Beneficial Owners shall be bound by all of the terms and conditions of this Deposit Agreement and of the ADRs by acceptance thereof.

Section 7.05                      Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission confirmed by letter, addressed to

Korea Electric Power Corporation
512 Yeongdongdaero
Gangnam-Gu
Seoul 135-791, Korea
Attention: General Manager
Finance & IR Team
Fax: 822-3456-4299

or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail, air courier, or cable, telex or facsimile transmission confirmed by letter, addressed to Citibank, N.A., 388 Greenwich St., New York, New York, 10013, U.S.A.  Attention:  Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the books of the Depositary or, if such Owner shall have filed with the Depositary a request that notices intended for such Owner be mailed to some other address, at the address specified in such request, or (b) if an Owner shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Owner for such purpose.  Notice to Owner shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement.  Failure to notify an Owner or any defect in the notification to an Owner shall not affect the sufficiency of notification to other Owners or to the Beneficial Owners of ADSs held by such other Owners.

Any and all notices to be given to any Owner shall be deemed to have been duly given if (a) personally delivered or sent by mail, air courier, or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for ADSs of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request, or (b) if an Owner shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Owner for such purpose.  Notice to Owners shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement.  Failure to notify an Owner or any defect in the notification to an Owner shall not affect the sufficiency of notification to other Owners or to the Beneficial Owners held by such other Owners.

Delivery of a notice sent by mail, air courier, or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box; provided, however, that delivery of a notice to the Company or the Depositary shall be deemed to be effective when actually received by the Company or the Depositary, as the case may be.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section 7.06                      Governing Law.  This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the law of the State of New York. Notwithstanding anything contained in the Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Korea (or, if applicable, such other laws as may govern the Deposited Securities).

The Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.  The Company hereby irrevocably designates, appoints and empowers Korea Electric Power Corporation, New York Office (the “Agent”) now at 7th Floor, Parker Plaza, 400 Kelby Street, Fort Lee, NJ 07024 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.06.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York or New Jersey on the terms and for the purposes of this Section 7.06 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05.  The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

The Company and the Depositary each irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.06, and each hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any Receipt or the Deposited Property.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.  The provisions of this Section 7.06 shall survive any termination of the Deposit Agreement, in whole or in part.

Section 7.07                      Headings.  Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

Section 7.08                      Amendment and Restatement.  The Depositary shall arrange to have new ADRs printed that reflect the form of Receipt attached to the Deposit Agreement.  All ADRs issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto.  However, American depositary receipts issued prior to the date hereof under the terms of the Original Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of ADR attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under the Deposit Agreement.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

The Company hereby instructs the Depositary to (i) promptly send notice of the execution of the Deposit Agreement to all holders of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof and (ii) inform holders of American depositary shares issued as “certificated American depositary shares” and outstanding under the Original Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their American depositary receipts for one or more ADRs issued pursuant to the Deposit Agreement.

Owners and Beneficial Owners of American depositary shares issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Owners and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement in all respects, provided, however, that any term of the Deposit Agreement that prejudices any substantial existing right of holders or beneficial owners of American depositary shares issued under the Original Deposit Agreement shall not become effective as to Owners and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by the Deposit Agreement shall have been given to holders of ADSs outstanding as of the date hereof.

Section 7.09                      Compliance with U.S. Securities Laws.  Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, KOREA ELECTRIC POWER CORPORATION and CITIBANK, N.A. have duly executed this agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

KOREA ELECTRIC POWER CORPORATION By: ____________________________________ Name: Title: CITIBANK, N.A., as Depositary By: ____________________________________ Name: Title:

EXHIBIT A

[FORM OF ADR]
Number	CUSIP NUMBER: _______

______________	American Depositary Shares (each American Depositary Share representing the right to receive one-half of one deposited Share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

Representing

SHARES OF COMMON STOCK OF
PAR VALUE OF WON 5,000 EACH

of

KOREA ELECTRIC POWER CORPORATION

(ORGANIZED UNDER THE LAWS OF THE REPUBLIC OF KOREA)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (hereinafter called the “Depositary”), hereby certifies that _______________, is the owner of ________________ American Depositary Shares (hereinafter called “ADSs”) representing deposited shares of Common Stock of par value Won 5,000 each (herein called “Shares”) of Korea Electric Power Corporation, incorporated under the laws of the Republic of Korea (herein called the “Company”).  At the date hereof, each American Depositary Share represents one-half of one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Seoul, Korea office of Korea Securities Depository (herein called the “Custodian”).  The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013.

1.           THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue of American Depositary Receipts (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of [_________], 2014 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of ADSs issued thereunder.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Property”).  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and at the office of the Custodian.  Each Owner and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, or by continuing to hold, from and after the date hereof any American depositary shares issued and outstanding under the Original Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable Receipts, and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable Receipts, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable Receipts, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  The Depositary has made arrangements for the acceptance of the ADSs into DTC.  Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

2.           SURRENDER OF ADSs AND WITHDRAWAL OF SHARES.

Upon surrender at the Principal Office of the Depositary of ADSs (and, if applicable, this Receipt evidencing such ADSs) for the purpose of withdrawal of the Deposited Property represented thereby, and upon payment of the applicable fees and charges of, and expenses incurred by, the Depositary for the surrender of ADSs as provided in Section 5.09 of, and Exhibit B to, the Deposit Agreement and payment of all taxes and governmental charges, if any, payable in connection with such surrender and withdrawal of the Deposited Property, and subject to Section 3.05 and to the other terms and conditions of the Deposit Agreement, the Company’s Articles of Incorporation and applicable laws, the Owner of such ADSs shall be entitled to delivery (at the Custodian’s designated office), to him or upon his order, of the amount of Deposited Property at the time represented by such ADSs.  Delivery of such Deposited Property may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer, or other documents of title, to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such ADSs to such Owner or as ordered by him.  Such delivery shall be made, as promptly as practicable, as hereinafter provided.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank.  If the Depositary so requires, the Owner surrendering ADSs shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Property being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall, as promptly as practicable, direct the Custodian to deliver at the Custodian’s designated office, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of the Deposit Agreement and the Company’s Articles of Incorporation and applicable laws, to an agent in the Republic of Korea of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Property represented by the ADSs, except that the Depositary may, to the extent permitted by applicable law, make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Property represented by the ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.  At the request, risk and expense of any Owner so surrendering ADSs, and for the account of such Owner, the Depositary, to the extent permitted by applicable law, shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of the ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.  The Depositary shall not accept for surrender ADSs representing less than one (1) Share.  In the case of surrender of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with Section 2.05 of the Deposit Agreement and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Neither the Depositary not the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Section 4.09), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of ADSs.

3.           TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America; provided, however, that the Depositary will refuse to register any transfer of ADSs evidenced by Receipts if such registration would result in a violation of the ownership restrictions referred to in Section 3.05 of the Deposit Agreement.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

The Depositary may appoint, upon at least 20 days' written notice to the Company, one or more co-transfer agents reasonably acceptable to the Company for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

4.           LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipts, ADSs or any Deposited Property, such tax or other governmental charge shall be payable by the Owner of such Receipt, ADS or Deposited Property to the Depositary and by holding or having held such Receipt, ADS or Deposited Property, the Owner and all prior Owners hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary, the Company, the Custodian and their respective agents in respect thereof.  The Depositary may refuse to effect any transfer of such Receipts or ADSs or any combination or split-up thereof or any withdrawal of Deposited Property represented by such ADSs until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or the Beneficial Owner thereof any part or all of the Deposited Property represented by the ADSs, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), and the Owner and Beneficial Owner shall remain liable for any deficiency.  Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit (including any refund of taxes or reduced rate of withholding at source) obtained for such Owner and/or Beneficial Owner.

5.           WARRANTIES OF DEPOSITORS.

Every person depositing Shares hereunder and under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and, if applicable, the certificates therefor are duly authorized, validly issued, fully paid, nonassessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act of 1933 and that the deposit of such Shares and the sale of ADSs representing such Shares by that person are not otherwise restricted under the Securities Act of 1933, and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.           FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of an ADS may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Korean or other taxes or other governmental charges, legal or beneficial ownership of ADSs or Deposited Property, compliance with all applicable laws or regulations or terms of the Deposit Agreement or this Receipt, or such information relating to the registration on the shareholders’ register of the Company, a CSD or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any ADS or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Property until such proof or other information is filed or such certificates are executed or such representations and warranties are made. The Depositary shall from time to time advise the Company of the availability of any such proofs, information, certificates or other representations and warranties and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

7.           CHARGES OF DEPOSITARY.

Unless otherwise agreed in writing with the Company, the Depositary shall charge the following fees:

(i)
Issuance Fee:  to any person depositing Shares or to any person to whom ADSs are issued upon the deposit of Shares (excluding issuances as a result of distributions described in paragraph (iv) below), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement;

(ii)
Cancellation Fee:  to any person surrendering ADSs for cancellation and for the purpose of withdrawal of Deposited Property or to any person to whom Deposited Property is delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

(iii)
Cash Distribution Fee:  to any Owner of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

(iv)
Stock Distribution /Rights Exercise Fee:  to any Owner of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for (a) stock dividends or other free stock distributions, or (b) exercise of rights to purchase additional ADSs;

(v)
Other Distribution Fee:  to any Owner of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares); and

(vi)	Depositary Services Fee: to any Owner of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

Owners, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Property shall be responsible for the following charges:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Property or the Owners and Beneficial Owners of ADSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Property, ADSs and Receipts; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.

All fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company but, in the case of fees and charges payable by Owners or Beneficial Owners, only in the manner contemplated by Article 20 hereof and as contemplated in the Deposit Agreement.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

The fees and charges payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Property will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  ADS fees and charges in respect of distributions and the ADS services fee are payable to the Depositary by Owners as of the applicable ADS record date established by the Depositary.  In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted by the Depositary from the funds being distributed.  In the case of (i) distributions other than cash and (ii) the ADS service fee, the Depositary will invoice the applicable Owners as of the ADS record date established by the Depositary.  For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the Depositary service fee will be charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such fees, charges, expenses or reimbursements to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligation of Owners and Beneficial Owners to pay ADS fees and charges and the right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 of the Deposit Agreement, the right to collect ADS fees, charges and expenses shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.  The Depositary, its affiliates and their agents, subject to Article 8 hereof and Section 2.09 and 3.05 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in ADSs.

8.           PRE-RELEASE OF RECEIPTS.

Subject to the further terms and provisions of Article 8 hereof and Section 2.09 of the Deposit Agreement, the Depositary, its affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.05 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release”).  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADSs are to be delivered that such person, or its customer, (i) owns the Shares or ADSs to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or ADSs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) agrees in effect to hold such Shares or ADSs, as the case may be, for the account of the Depositary until delivery of the same upon the Depositary's request, (b) at all times fully collateralized (such collateral marked to market daily) with cash or U.S. government securities, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of ADSs which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding as a result of Pre-Release); provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set limits with respect to the number of Pre-Released ADSs involved in transactions to be done hereunder and under the Deposit Agreement with any one person on a case by case basis as it deems appropriate.  The collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Owners as security for the performance of the obligations to deliver Shares of ADSs, as the case may be, set forth in clause (a) above (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder and under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.           TITLE TO RECEIPTS.

It is a condition of this Receipt, and every successive Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby) when properly endorsed or accompanied by proper instruments of transfer, is transferable upon the same terms as a certificated security under the laws of the State of New York, provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.  Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Owner of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Owner registered on the books of the Depositary.

10.           VALIDITY OF RECEIPT.

Neither this Receipt nor the ADSs represented hereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs.  A Receipt bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

11.           AVAILABLE INFORMATION; REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Exchange Act and is required to file or submit certain reports and information with the Commission. These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary shall make available for inspection by Owners at its Principal Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian, or a nominee of either as the holder of the Deposited Securities and (b) generally transmitted to the holders of such Deposited Securities by the Company.  The Depositary shall also make available for inspection by Owners at its Principal Office copies of reports, notices and communications furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.

The Company will promptly transmit to the Custodian English language versions of any reports, notices and other communications that are generally transmitted by the Company to holders of its Shares or other Deposited Securities, as well as English language versions of the Company’s annual reports (including a description of operations and annual audited consolidated financial statements prepared in conformity with the International Financial Reporting Standards as adopted by the International Accounting Standard Board (the "IFRS")) and summary semi-annual unaudited consolidated financial statements prepared in conformity with the IFRS.  The Depositary will, at the Company’s expense (unless otherwise agreed in writing by the Company and the Depositary), arrange for the prompt transmittal by the Custodian to the Depositary of such notices, reports and other communications and arrange for the transmittal, at the Company’s expense (unless otherwise agreed in writing by the Company and the Depositary), of copies thereof (or if requested by the Company, a summary of any such notice provided by the Company) to all Owners or, at the request of the Company, make such notices, reports (other than the annual and semi-annual financial statements described in the preceding sentence) and other communications available to all Owners on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such distributions.

When requested by the Company prior to the distribution of dividends by the Company, the Depositary shall send to all Owners entitled to receive such dividend or proceeds of such sale of Shares, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Owner’s country of tax residence. The Depositary shall forward to the Company any such evidence received by it in order to establish such Owner’s country of tax residence. The Depositary shall have no obligations or liability to any person if any Owner fails to provide such evidence or if such evidence does not reach relevant tax authorities in time for any Owner to obtain the benefit of any tax treaty.

The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Property issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Deposit Agreement. The Depositary will, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), make such copy and such notices, reports and other communications available for inspection by Owners at the Depositary’s office, at the office of the Custodian and at any other designated transfer offices.

The Depositary will keep books for the registration and transfers of ADSs which at all reasonable times shall be open for inspection by the Owners provided that such inspection shall not be for the purpose of communicating with Owners for an object other than the business of the Company, including, without limitation, a matter related to the Deposit Agreement or the ADSs.

The Depositary may close the transfer books after consultation with the Company to the extent practicable, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.06 of the Deposit Agreement which limit the suspension of withdrawals of Shares.

12.           DIVIDENDS AND DISTRIBUTIONS.

Cash Distributions:  Whenever the Company intends to make a distribution of a cash dividend or other cash distribution in respect of any Deposited Securities, the Company shall give timely notice thereof to the Depositary prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice, the Depositary shall establish an ADS record date upon the terms described in Section 4.06 of the Deposit Agreement.  Upon receipt of confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or upon receipt of proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms hereof, the Depositary shall (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (pursuant to Section 4.05 of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.05 of the Deposit Agreement), (ii) if applicable and unless previously established, establish the ADS record date upon the terms described in Section 4.06 of the Deposit Agreement , and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes or other governmental charges required by applicable law to be withheld) to the Owners entitled thereto as of the ADS record date in proportion to the number of ADSs held as of the ADS record date.  The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Owner a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Owners of ADSs outstanding at the time of the next distribution.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Owners on the ADSs shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

Distributions Other than Cash, Shares or Rights:  Whenever the Depositary shall receive timely notice from the Company of its intent to distribute to the holders of Deposited Securities property other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement and indicating that the Company wishes such distribution to be made to Owners of ADSs, the Depositary shall, subject to the provisions of Section 4.11 and Section 5.09  of the Deposit Agreement as promptly as practicable after receipt thereof, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of fees and expenses of the Depositary (unless otherwise agreed between the Company and the Depositary) or any taxes or other governmental charges, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary or the Company reasonably deems such distribution not to be practicable, the Depositary may, after consultation with the Company, adopt such method as it may reasonably deem practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) unless otherwise agreed between the Company and the Depositary and any expenses in connection with the sale) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash; provided, however, that no distribution to Owners pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.

Distributions in Shares:  Whenever the Depositary shall receive timely notice from the Company of its intent to make a distribution upon any Deposited Securities that consists of a dividend in, or free distribution of, Shares and specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution, the Depositary shall establish the ADS record date upon the terms described in Section 4.06 of the Deposit Agreement.  Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.09 of the Deposit Agreement, distribute to the Owners as of the ADS record date in proportion to the number of ADSs held as of the ADS record date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADS are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes or other governmental charges required by applicable law to be withheld).  In lieu of delivering fractional ADS in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement; provided, however, that no distribution to Owners pursuant to Section 4.03 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional ADSs are not so distributed, each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to withhold any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owner of Receipts entitled thereto.

Notwithstanding any other provision of this Receipt or the Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws of the Republic of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.  In making such deductions, the Company shall have no obligation to any Owner or Beneficial Owner to apply a rate under any treaty or other arrangement between the Republic of Korea and the country within which the Owner or Beneficial Owner is resident unless such Owner or Beneficial Owner has timely provided to the Company evidence of the residency of such Owner or Beneficial Owner that is satisfactory to the relevant tax authorities of the Republic of Korea.

When requested by the Company prior to the distribution of dividends by the Company, the Depositary shall send to all Owners entitled to receive such dividend or proceeds of such sale of Shares, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Owner’s country of tax residence. The Depositary shall forward to the Company any such evidence received by it in order to establish such Owner’s country of tax residence. The Depositary shall have no obligations or liability to any person if any Owner fails to provide such evidence or if such evidence does not reach relevant tax authorities in time for any Owner to obtain the benefit of any tax treaty.

13.           RIGHTS.

Whenever the Depositary shall receive timely notice from the Company of its intent to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares and specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and indicating that the Company wishes that such rights be made available to Owners of ADSs, the Depositary shall establish an ADS record date upon the terms described in Section 4.06 of the Deposit Agreement.  After consultation with the Company, the Depositary shall have discretion as to the procedure to be followed in making rights available to any Owners or in disposing of such rights on behalf of any Owners and making, as promptly as practicable, the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, it would be unlawful or impracticable for the Depositary to either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines, after consultation with the Company, in its reasonable discretion that it is lawful and practicable to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and practicable, in proportion to the number of ADSs held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Owner hereunder, the Depositary will promptly make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner to the Depositary to exercise such rights, pursuant to such warrants or other instruments, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, issue and deliver ADSs to such Owner.

No Single Owner Or Beneficial Owner shall be entitled to any rights to subscribe for additional Shares if and to the extent the total number of Shares represented by ADSs beneficially owned by such Owner or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Owner or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Owner or Beneficial Owner), exceeds the limits under the Company’s Articles of Incorporation and applicable law.

If the Depositary determines in its reasonable discretion that it is not lawful or practicable to make such rights available to all or certain Owners, the Depositary may, and at the request of the Company shall, use its best efforts that are reasonable under the circumstances to (in either case, only to the extent lawfully permitted to do so), sell the rights, warrants or other instruments in proportion to the number of ADSs held by the Owners to whom it has determined it may not lawfully or practicably make such rights available. The Depositary shall allocate any net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement, any other expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADS or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 of the Deposit Agreement. If such sale can be effected only with the approval or license of the Korean government or any agency thereof, the Depositary shall file as promptly as practicable an application for such approval or license; provided, however, that the Depositary shall be entitled to rely upon Korean counsel in such matters, which counsel shall be instructed to act as promptly as possible.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act; provided, that, nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of ADSs requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company, upon which the Depositary may rely that such distribution to such Owner is exempt from such registration. The Depositary shall not be responsible for any failure to determine that it may be lawful or practicable to make such rights available to Owners in general or any Owner in particular.

14.           CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of Deposited Property, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars. If, at the time of conversion of such Foreign Currency into Dollars, such Dollars can, pursuant to applicable law, be transferred outside of Korea for distribution to Owners entitled thereto, such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation. Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any ADR or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable an application for such approval or license; provided, however, that the Depositary shall be entitled to rely upon Korean counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time the Depositary shall determine that in its reasonable judgment any Foreign Currency received by the Depositary or the Custodian is not, pursuant to applicable law convertible in whole or in part on a practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary cannot be obtained in a reasonable amount of time, or if any such approval or license is not obtained within a reasonable period as reasonably determined by the Depositary, the Depositary shall, (a) as to that portion of the Foreign Currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to Owners in accordance with the first paragraph of this Section 4.05 of the Deposit Agreement and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or Custodian to such Owner and (ii) the Depositary shall hold or shall cause the Custodian to hold any amounts of nonconvertible Foreign Currency not distributed pursuant to the immediate preceding subclause (i) uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

15.           RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall, to the extent practicable, either (x) be the same date as the record date fixed by the Company, or (y) if different from the record date fixed by the Company, be as near as is practicable to such record date and be fixed after consultation with the Company (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at, and to attend (without voting or speaking), any such meeting, or to give or withhold such consent or to receive such notice or solicitation or to otherwise take action, or (b) on or after the date on which each ADS will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of ADSs held by them respectively and to give voting instructions and to attend such meeting (without voting or speaking), to receive such notice or solicitation and to act in respect of any other such matter.

16.           VOTING OF DEPOSITED SECURITIES AND ATTENDANCE AT MEETINGS.

As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS record date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.06 of the Deposit Agreement.  The Depositary shall, if requested by the Company in writing in a timely manner, provided no U.S. legal prohibitions exist, distribute to Owners as of the ADS record date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Owners at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Articles of Incorporation of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in such notice to the extent that such provisions are material to the holders of Deposited Securities), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Owner’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

An Owner acting on its own behalf or on behalf of a Beneficial Owner shall not be entitled to give any instructions with respect to voting rights associated with ADSs held by such Owner or Beneficial Owner if and to the extent the total number of Shares represented by ADSs beneficially owned by such Owner or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Owner or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Owner or Beneficial Owner), exceeds the limit under the Company’s Articles of Incorporation or applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

Subject to the rules of any securities exchange on which ADSs or the Deposited Securities represented thereby are listed, the Depositary shall, if requested by the Company, deliver to the Company at least three Business Days prior to the date of such meeting, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs at such meeting.  Voting rights, if any, may be exercised as set forth in Section 4.07 of the Deposit Agreement only in respect of two ADSs or multiples thereof.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities.  Upon the timely receipt from an Owner of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary (including, without limitation, a representation that such Owner or Beneficial Owner that the total number of Shares represented by ADSs beneficially owned by such Owner or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Owner or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Owner or Beneficial Owner), does not exceed the limit under the Company’s Articles of Incorporation or applicable law), the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, Articles of Incorporation of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Owner’s ADSs in accordance with such voting instructions.

Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Owners or as otherwise contemplated herein.  If the Depositary timely receives valid voting instructions from an Owner which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s ADSs, the Depositary will deem such Owner (unless otherwise specified in the notice distributed to Owners) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.  Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Owner shall not be voted.

Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.  The Company agrees to take any and all actions reasonably necessary to enable Owners and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions to the Depositary in a timely manner.

17.           CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Property under this Deposit Agreement, and ADSs shall, subject to the terms of this Deposit Agreement and applicable laws and regulations (including any registration requirement under the Securities Act of 1933), thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities. As soon as practicable upon the occurrence of any such change, conversion or exchange covered by this Section 4.08 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners of ADSs.

18.           LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Property or in respect of any ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability for any consequential or punitive damages (including lost profits) for any breach of the terms of the Deposit Agreement. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Company agrees to indemnify the Depositary and its agents and its directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by the Depositary or its directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, and except to the extent that such liability or expense arises out of information relating to the Depositary, furnished in writing to the Company by the Depositary, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information; or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09 of the Deposit Agreement) to the extent that any such liability or expense arises in connection with (a) any United States federal, state or local income tax laws or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 of the Deposit Agreement. However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of ADSs, except to the extent any such liability arises out of (i) information relating to the Depositary, furnished in writing to the Company by the Depositary, expressly for use in any of the foregoing documents, or, (ii) material omissions from such information furnished by the Depositary.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary due to their negligence or bad faith of the Depositary.

No disclaimer of liability under the Securities Act of 1933 is intended by any provisions of the Deposit Agreement.

The Depositary, subject to Sections 2.05 and 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in ADSs.

19.           RESIGNATION AND REMOVAL OF THE DEPOSITARY.

The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.08 and 5.09 of the Deposit Agreement).  The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.08 and 5.09 of the Deposit Agreement), (ii) duly assign, transfer and deliver all of the Depositary's right, title and interest in the Deposited Property to such successor, and (iii) deliver to such successor a list of the Owners of all outstanding ADSs.

Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

20.           AMENDMENT.

The form of the ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Owners or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Owners of outstanding ADSs.  Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties to the Deposit Agreement agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to materially prejudice any substantial rights of Owners or Beneficial Owners.  Every Owner or Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADS or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.           TERMINATION OF DEPOSIT AGREEMENT

The Depositary shall at any time, at the direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by distributing notice of such termination to the Company and the Owners of all ADSs then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, an Owner of ADSs will, upon (a) surrender of such ADSs at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of ADSs referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owner's order, of the amount of Deposited Securities represented by such ADSs.  If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Owner of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Property then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash or property then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of ADSs which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash or property (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Owner of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

22.           DISCLOSURE OF INTERESTS; OWNERSHIP RESTRICTIONS

The Company may from time to time request Owners or Beneficial Owners or former Owners or Beneficial Owners to provide information as to the capacity in which they hold or held ADSs and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest and various other matters.  Each such Owner or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement whether or not still an Owner or Beneficial Owner at the time of such request.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Owner or Beneficial Owners and to the last known address, if any, of such former Owner or Beneficial Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company’s request and expense, to assist the Company in obtaining such information with respect to the ADSs, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners or Beneficial Owners or former Owners or Beneficial Owners.

The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the Company's Articles of Incorporation or applicable law.  The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may cause the total number of Shares represented by the ADSs beneficially owned by a single Owner or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Owner or Beneficial Owner (including Shares beneficially owned by Affiliated Owners of such Owner or Beneficial Owner), to exceed any limits under the Company's Articles of Incorporation or applicable law with respect to which the Company may, from time to time, notify the Depositary.  The Company may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Owner or Beneficial Owner in excess of the limitation set forth in the preceding sentence of Article 22 hereof or Section 3.05 of the Deposit Agreement, including but not limited to a mandatory sale or disposition on behalf of an Owner or Beneficial Owner of the Shares represented by the ADSs held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, under no circumstances shall the restrictions on ownership set forth in this Article 22 or Section 3.05 of the Deposit Agreement authorize or require the Depositary or the Company to seek to void, nullify or rescind any sale or transfer of ADSs or settlement of ADSs effected over the New York Stock Exchange.

23.           PARTIAL DIVIDEND SHARES.

In the event that any Shares deposited hereunder entitle holders of record thereof (“recordholders”) as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Shares outstanding on the immediately preceding dividend record date, the following provisions shall apply:

The term “Full Dividend Shares” shall mean those Shares which will entitle recordholders as of the next dividend record date to receive a per-Share dividend in an amount equal to that payable to recordholders of Shares outstanding on the immediately preceding dividend record date. The term “Partial Dividend Shares” shall mean those Shares which entitle recordholders as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Full Dividend Shares.  Partial Dividend Shares deposited hereunder shall be held by the Depositary or Custodian in one or more segregated accounts different from the account in which Full Dividend Shares deposited hereunder are held.  Partial Dividend Shares shall be represented by one or more classes of ADSs (“Partial Dividend ADSs”) different from those representing Full Dividend Shares (“Full Dividend ADSs”), and such Partial Dividend ADSs shall be evidenced by one or more classes of Receipts (“Partial Dividend ADRs”) different from those evidencing Full Dividend ADSs (“Full Dividend ADRs”) and shall bear a legend with respect to their status as Partial Dividend ADSs.

Whenever Partial Dividend Shares become Full Dividend Shares (which is expected to be January 1 of the year next following the year in which such Partial Dividend Shares were issued), the Depositary shall cause the Custodian to transfer such Partial Dividend Shares into the account in which other Full Dividend Shares are held, the Partial Dividend ADSs representing such Partial Dividend Shares shall automatically convert into Full Dividend ADSs and the Depositary shall take such action as may be necessary to effect such conversion.  Owners and Beneficial Owners of Full Dividend ADSs shall be entitled to receive only dividends and other distributions made in respect of Full Dividend Shares. Owners and Beneficial Owners of Partial Dividend ADSs shall be entitled to receive only dividends and other distributions made in respect of the corresponding Partial Dividend Shares.  All other provisions of this Deposit Agreement shall apply to Partial Dividend Shares and Partial Dividend ADSs, subject to Section 2.11 of the Deposit Agreement.

EXHIBIT B

FEE SCHEDULE

ADS FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.           ADS Fees

The following ADS fees are payable under the terms of the Deposit Agreement:

	Service	Rate	By Whom Paid
(1)	Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person depositing Shares or person to whom receiving ADSs are being issued.
(2)	Delivery of Deposited Property against surrender of ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.	Person surrendering ADSs for cancellation for the purpose of withdrawal of Deposited Property or person to whom Deposited Property is delivered.
(3)	Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(4)	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(5)	Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(6)	ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

II.	Charges

Owners, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Property or of the Owners and Beneficial Owners of ADSs;

(iv)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(vi)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Property.